Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

BorgWarner Inc. Retirement Savings Plan
Auburn Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45499, 333-67131, 333-85291, 333-35718, 333-118202, 333-136605, and 333-150570) of BorgWarner Inc. of our report dated June 28, 2021, relating to the 2019 financial statements and supplemental schedule of BorgWarner Inc. Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Troy, Michigan
June 28, 2021